LEASE AGREEMENT BETWEEN

NORTH AMERICAN HOLDINGS AND INVESTMENTS, LLC

AS LANDLORD, AND

MODCOMP, INC.

AS TENANT

DATED MAY 7, 2015

STANDARD OFFICE BUILDING LEASE

THIS LEASE AGREEMENT (hereinafter referred to as the "Lease") is made by and between **NORTH AMERICAN HOLDINGS AND INVESTMENTS, LLC**, a Florida limited liability company (hereinafter called "Landlord") whose address for the purposes hereof is **401 Fairway Drive, Deerfield Beach, Florida 33441**, and **MODCOMP, INC.**, a Delaware company (hereinafter called "Tenant"), whose address for purposes hereof is **1182 East Newport Center Drive, Deerfield Beach, FL 33342**, and is dated as of the date on which this Lease has been fully executed.

I. BASIC LEASE TERMS AND DEFINITIONS

Landlord: **North American Holdings and Investments, LLC**, a Florida limited liability company.

Tenant: **Modcomp, Inc.**, a Delaware company.

Leased Premises: The leased premises (the "**Leased Premises**"), which contains (a) **9,000** square feet of commercial office space (the "**Office Area**"), as defined in the Leased Premises section of the Lease, (b) **2,815** square feet of commercial warehouse space (the "**Warehouse Area**"), as defined in the Warehouse section of the lease, and (c) parking spaces as defined in the Parking section of the Lease, are located at **1182 East Newport Center Drive, Deerfield Beach, Florida 33442** (the "**Property**"). The Leased Premises and Parking are outlined on the site and floor plans attached to this Lease as **Exhibit A**.

Term: The "**Term**" shall be sixty (60) **months**, commencing on **July 1, 2015** (the "**Commencement Date**") and ending at 5:00 P.M. on the date which is sixty months after the Commencement Date (the "**Expiration Date**"), subject to adjustment and earlier termination as provided in the Lease.

Option to Renew: Two (2), five (5) year renewal options as set forth herein.

Base Rent: As used herein, the term "**Base Rent**" for the initial Term and the First Renewal Term, should Tenant exercise its renewal option, shall be the following amounts payable in monthly installments for the following periods of time and based upon the following square feet of Office Area and includes the monthly rental of all sales floor cubicles located within the Leased Premises:

Period (Months) beginning on the Commencement Date	Gross Rentable Area (Square Feet)	Annual Base Rent Per Square Foot	Base Rent For Period	Monthly Base Rent
1 – 12	9,000	$20.67	$186,000.00	$15,500.00
13 – 24	9,000	$21.19	$190,650.00	$15,887.50
25 – 36	9,000	$21.72	$195,416.25	$16,284.69
37 – 48	9,000	$22.26	$200,301.66	$16,691.80
49 - 60	9,000	$22.82	$205,309.20	$17,109.10
61 - 72	9,000	$23.16	$208,388.84	$17,365.74
73 - 84	9,000	$23.51	$211,514.67	$17,626.22
85 - 96	9,000	$23.86	$214,687.39	$17,890.62
97 - 108	9,000	$24.22	$217,907.70	$18,158.98
109 – 120	9,000	$24.58	$221,176.32	$18,431.36

As used herein, the term "**Lease Month**" shall mean each calendar month during the Term.

Warehouse Rent: As used herein, the term "**Warehouse Rent**" for the initial Term and the first Renewal Term, should Tenant exercise its renewal option, shall be the

following amounts payable in monthly installments for the following periods of time and based upon the following square feet of Warehouse Area and includes the monthly rental of the entire warehouse area located within the Leased Premises:

Period (Months) beginning on the Commencement Date	Warehouse Area (Square Feet)	Annual Base Rent Per Square Foot	Base Rent For Period	Monthly Warehouse Rent
1 – 12	2,815	$6.25	$17,593.75	$1,466.15
13 – 24	2,815	$6.41	$18,033.59	$1,502.80
25 – 36	2,815	$6.57	$18,484.43	$1,540.37
37 – 48	2,815	$6.73	$18,946.54	$1,578.88
49 - 60	2,815	$6.90	$19,420.21	$1,618.35
61 - 72	2,815	$7.00	$19,711.51	$1,642.63
73 - 84	2,815	$7.11	$20,007.18	$1,667.27
85 - 96	2,815	$7.22	$20,307.29	$1,692.27
97 - 108	2,815	$7.33	$20,611.90	$1,717.66
109 – 120	2,815	$7.44	$20,921.08	$1,743.42

Initial Monthly Rent: Concurrently with the execution of this Lease, Tenant shall pay Landlord the sum of **Seventeen Thousand Nine Hundred Eighty Four and 12/100 Dollars ($17,984.12)**, which represents payment of Base Rent plus Warehouse Rent for the first **one (1) full calendar month** of the Lease that Base Rent and Warehouse Rent is due plus State of Florida six percent (6%) sales tax.

Rent Credit Landlord agrees that it has obtained written consent from the current occupant of the Premises to retain the sum of Twenty-Five Thousand and 00/100 Dollars ($25,000) from the current occupant's security deposit for the benefit of Tenant under this Lease. Landlord shall retain such amount and apply it to Tenant's Rent obligations, commencing in Month 2 of the Term, and carrying over into Month 3 until the full Twenty-Five Thousand Dollars is credited against Tenant's Rent obligations.

Delivery Date As used herein, the term "Delivery Date" shall mean May 15, 2015.

Initial Improvements As used herein, the term "**Initial Improvements**" means the improvements to be made to the Leased Premises by Tenant pursuant to Section 4.03 and **Exhibit B** hereto, following the Delivery Date.

Security Deposit: Concurrently with the execution of this Lease, Tenant shall provide Landlord with a Security Deposit in the total sum of **Sixty-Two Thousand and 00/100 Dollars ($62,000.00)**.

Rent: As used herein, the term "**Rent**" shall mean Base Rent, Warehouse Rent, and all other sums that Tenant may owe to Landlord or otherwise be required to pay under the Lease.

Permitted Use: Administrative Offices and Warehouse and no other uses.

Common Areas As used herein, the term "**Common Areas**" shall mean all areas and facilities as provided by Landlord from time to time for the use or enjoyment of all tenants in the Property, including, if applicable, driveways, sidewalks, parking, loading and landscaped areas.

Initial Liability Insurance Amount: $1,000,000.00

Renewal Options: Provided (i) no Event of Default exists at the time Tenant exercises its option or at the commencement of the renewal term, and there then exists no event that with the giving of notice or the passage of time would constitute an Event of Default, (ii) Tenant is occupying the entire Leased Premises at the time of such election and has not assigned or sublet all or part of the Leased Premises (regardless of whether any such assignment or sublease was made with or without Landlord's consent) and (iii) no Transfer (as defined herein) of Tenant has occurred without Landlord's consent, Tenant may renew this Lease for **two (2) additional period of sixty (60) months** by delivering written notice of the exercise thereof to Landlord not earlier than **two hundred seventy (270) days** nor later than **one hundred eighty (180) days** before the Expiration Date, or the Expiration Date of the First Renewal Term, as the case may be. If Tenant timely notifies Landlord of Tenant's acceptance of its' option to renew, then, on or before the commencement date of the extended Term, Landlord and Tenant shall execute an amendment to this Lease extending the Lease Term on the same terms and conditions provided in this Lease, except as follows:

(a) Base Rent and Warehouse Rent shall be the Rent specified above for months sixty-one through one hundred twenty; for the Second Renewal Term, the Base Rent and Warehouse Rent shall increase by annual cumulative escalations of one and a half percent (1.5%) during each year of the second extension term.

(b) the renewal term shall begin on the day after the initial Expiration Date and thereafter the Expiration Date shall be deemed to be the date that is sixty (60) months after the initial Expiration Date; the second renewal term shall begin on the day after the Expiration Date of the First Renewal Term and thereafter the Expiration Date shall be deemed to be the date that is sixty (60) months after the First Renewal Term Expiration Date

(c) Tenant shall have no further renewal option unless expressly granted by Landlord in writing;

(d) Tenant shall continue to pay Additional Rent to Landlord throughout the renewal term in accordance with the terms of this Lease; and

(b) Landlord shall lease to Tenant the Leased Premises for the Renewal Term(s) in its then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other Tenant inducements.

Tenant's Address:

Prior to Commencement Date:	Following Commencement Date:
Modcomp, Inc. 1500 S Powerline Road Deerfield Beach, FL 33442	Modcomp, Inc 1182 East Newport Center Drive Deerfield Beach, Florida 33442
Attention: Victor Dellovo Telephone: 800-940-1111 Telecopy: Email:	Attention: Victor Dellovo Telephone: 800-940-1111 Telecopy: Email:

Landlord's Address:	For all Notices:	With a copy to:
	North American Holdings and Investments, LLC 401 Fairway Drive, Ste 100 Deerfield Beach, Florida 33441 Attention: Domenick Torrillo Telephone: 954-425-6051 Telecopy: 954-697-8158 Email: dtorrillo@intlbuildings.com	(Intentionally Left Blank) Attention: Telephone: Telecopy: Email:

II. LEASED PREMISES:

1. Landlord does hereby lease to Tenant and Tenant leases from Landlord the Leased Premises, together with the right in common with others to use the Common Areas. Tenant accepts the Leased Premises (including all sales floor cubicles), the Property and Common Areas "AS IS", without relying on any representation, covenant or warranty by Landlord other than as expressly set forth in this Lease. Tenant acknowledges that (i) all sales floor cubicles are the property of Landlord and Tenant agrees that it will not alter, remove or otherwise impair the value or quality of such property and (ii) Tenant shall not have the right to use or access the IT Room located on the second floor of the Office Area (the "**IT Room**"); provided that Tenant the balance of the second floor shall be considered to be part of the Leased Premises except that Landlord shall have the right to access the IT Room. Notwithstanding the foregoing, (i) Landlord acknowledges that Tenant may need to remove a small number of sales floor cubicles in order to efficiently utilize the premises and that Landlord shall reasonable grant Tenant's request to do so; and in such case Landlord shall use reasonable commercial efforts to provide storage facilities for such cubicles, and (ii) Landlord acknowledges that Tenant's communication lines from outside terminate in the IT Room and that Tenant may, from time to time, require access to the IT Room for installation, linkage and/or maintenance of such communication lines; Landlord agrees that it shall provide such access to Tenant within twelve hours of request from Tenant and shall use reasonable efforts to provide access sooner in an emergency situation, such as Tenant's communications being disrupted. Landlord shall arrange for a reasonable method to estimate the electricity charges for the IT Room and shall reimburse Tenant for such charges (as such charges are paid by Tenant.) Landlord and Tenant (a) acknowledge that all square foot measurements are approximate and (b) stipulate and agree to the rentable square footages set forth in Article I above for all purposes with respect to this Lease. Such measurements are final and binding and may not be modified or amended during the Term of this Lease or any renewal Term, even if the measurements of the Leased Premises are reduced or enlarged by any Alteration or Improvement.

2. On the Delivery Date, Landlord shall not be required to perform any improvements whatsoever to the Leased Premises (except for the Landlord's Work set forth on **<u>Exhibit B</u>**). All work necessary to improve, furnish, fixture, equip, stock, and decorate the Leased Premises for Tenant's Use shall be performed by Tenant, at its sole cost and expense, in accordance with Article 14 below and pursuant to the provisions contain in **<u>Exhibit B</u>** attached hereto. Tenant represents that it has thoroughly examined the Property (including without limitation the Leased Premises and the Property) and is aware of, and accepts, the existing condition thereof.

3. Landlord and Landlord's agents shall have the right, but not the obligation, to enter the Leased Premises from time to time during all reasonable hours (or at any time and by forcible means in an emergency) to inspect same, to make improvements or repairs to the Leased Premises or the Building, to show the Leased Premises to prospective purchasers, tenants, and lenders, to access the IT Room, or for any other reason, in Landlord's reasonable judgment. Landlord shall have the right to place "For Sale" signs, and during the last twelve (12) months of the Term, "For Rent" signs, on the Leased Premises.

III. TERM:

1. This Lease shall commence on the Commencement Date and end on the Expiration Date (hereinafter referred to as the "Lease Term" or "Term") unless sooner terminated or extended as provided herein. Landlord shall not be liable for any loss or damage to Tenant resulting from any delay in delivering possession due to any Landlord improvement work, the holdover of any existing Tenant or other circumstances outside of Landlord's reasonable control.

2. Taking possession of the Leased Premises on the Commencement Date by Tenant shall be conclusive evidence against Tenant that the Leased Premises were in good and satisfactory condition when possession was taken. This Lease does not grant any right to light or air over or about the Leased Premises or Building.

IV. RENT:

1. Tenant agrees to pay Landlord, without demand, deduction or offset, Base Rent and Warehouse Rent, subject to increases as set forth in Article I, including sales tax, in money of the United States of America, at the **Management Office of the Building located at 401 Fairway Drive Ste 100, Deerfield Beach, Florida 33441** on the first day of each calendar month during the Term commencing on the **first of July, 2015.** If the Term of this Lease commences on any day of a month other than the fifteenth day, Tenant shall pay Landlord Base Rent and Warehouse Rent as provided for herein for such commencement month on a pro rata basis (such proration to be based on the actual number of days in the commencement month) and the Base Rent and Warehouse Rent paid by Tenant, if any, upon execution of this Lease shall apply and be credited to the next full month's Base Rent and Warehouse Rent due hereunder. Base Rent and Warehouse Rent for any partial month of occupancy at the end of the Term of this Lease will be prorated, such proration to be based on the actual number of days in the partial month.

2. In addition to Base Rent and Warehouse Rent, Tenant shall and hereby agrees to pay to Landlord each month a sum equal to any sales tax, tax on rentals, and any other charges, taxes or impositions now in existence or hereafter imposed based upon the privilege of renting the space leased hereunder or upon the amount of rentals collected therefore (the "Impositions"). Nothing herein shall, however, be taken to require Tenant to pay part of any federal or state taxes on income imposed upon Landlord.

3. Rent shall include sixty (60) monthly payments for the amortized portion of the Initial Improvements as a result of Tenant exercising its option to utilize the Initial Improvement Allowance (as defined in **Exhibit B**). Each monthly installment shall be one sixtieth (1/60) of the Tenant Improvement Allowance, without interest. Each monthly installment shall be due and payable on or before the (1st) first day of each calendar month succeeding the Commencement Date during the term of this Lease.

4. If Tenant's Base Rent, Warehouse Rent or any other Rent is five (5) or more days past its due date, then, on the second and all subsequent occasions, Tenant shall pay an administrative charge of five percent (5%) of the amount past due to Landlord. Any amounts remaining due and unpaid will accrue interest at the maximum legally prevailing rate from the date that the payment becomes due through the date paid. In the event that Tenant's check shall be dishonored by the bank for non-sufficient funds, uncollected funds, or stop payment by Tenant, Tenant shall pay to Landlord, an additional FIFTY DOLLARS AND NO CENTS ($50.00) or five percent (5%) of the amount of the check, whichever is greater as allowable by law. Tenant shall pay before delinquent all taxes levied or assessed upon, measured by, or arising from: (a) the conduct of Tenant's business; (b) Tenant's leasehold estate; or (c) Tenant's property.

V. EARLY OCCUPANCY.

On the Delivery Date, Tenant and its authorized agents, employees and contractors shall have the right, at all reasonable times, at Tenant's own risk, expense and responsibility, to occupy the Warehouse Area of the Leased Premises for the sole and exclusive purpose of completing the Tenant Alterations (as defined herein), fixturing and installation of equipment or furniture (**"Early Access"**). Tenant shall abide by the terms and conditions of this Lease as if the term of this Lease had already commenced, except that Tenant shall pay a prorated portion of rent of Warehouse Rent if Tenant takes access to Warehouse space prior to the Commencement Date.

VI. INCREASE IN BASE RENT:

See Article I for Base Rent increases.

VII. TIME OF PAYMENT:

Tenant agrees that Tenant will promptly pay said Rents without written notice or demand from Landlord, at the times and place stated above; that Tenant will pay charges for work performed on

order of Tenant, and any other charges that accrue under this Lease; that, if any part of the Rents or above mentioned charges shall remain due and unpaid for fifteen (15) calendar days next after the same shall become due and payable, Landlord shall have the option (in addition to all other rights and remedies available to it by law and in equity) of declaring the balance of the entire Rents for the entire Term of this Lease to be immediately due and payable, and Landlord may then proceed to collect all of the unpaid Rents called for by this Lease by distress or otherwise.

VIII. SECURITY DEPOSIT:

Tenant concurrently with the execution of this Lease, has deposited with Landlord the Security Deposit in the manner as defined in Article I which sum shall be retained by Landlord as security for the payment by Tenant of the Rents and all other payments herein agreed to be paid by Tenant, and for the faithful performance by Tenant of the terms, provisions, covenants and conditions of this Lease. It is agreed that Landlord, at Landlord's option, may at the time of any default by Tenant under any of the terms, provisions, covenants or conditions of this Lease, apply said sum or any part thereof toward the payment of the Rents and all other sums which are due and payable by Tenant under this Lease, but such covenants and Tenant's liability under this Lease shall thereby be discharged only provided that Tenant shall remain liable for any amounts that such sum shall be insufficient to pay; that Landlord may exhaust any and all rights and remedies against Tenant before resorting to said sum, but nothing herein contained shall require or be deemed to require Landlord to do so. Landlord shall not be required to pay Tenant any interest on said Security Deposit. Landlord may co-mingle said Security Deposit with other Tenant's deposits, at the sole option of the Landlord. In the event that the Landlord exercises its option to utilize the Tenant's Security Deposit for amounts due and payable to Landlord, Tenant agrees to replenish said Security Deposit to the original amount required or any amount required that is deemed adequate by Landlord within ten (10) days of Landlord's demand. Upon sale of the Property by Landlord, Landlord shall transfer responsibility for the Security Deposit to the new owner, shall obtain, for the benefit of the Tenant, a written acknowledgement from the new owner that it is holding and is responsible, under the terms of this Lease, for the Security Deposit, and upon Tenant's receipt of such written acknowledgement, Tenant agrees to hold Landlord harmless for any amounts due to Tenant and agrees to look to the new owner for said Security Deposit. After the Expiration Date and surrender of the Premises in accordance with this Lease, or in the event of a termination of the Lease under Sections XXV, Damage or Destructions or XXVI, Eminent Domain, provided no Event of Default exists, Landlord will return to Tenant any remaining balance of the Security Deposit.

IX. USE:

1. Tenant shall occupy and use the Leased Premises only for the Use specified in Article I above. Tenant shall supply Landlord with a current copy of all required occupational or other license(s) prior to occupancy or within seven (7) calendar days thereof. Tenant shall also furnish a copy of each yearly renewal license(s) to the Landlord within seven (7) calendar days of receipt of such license(s). Failure to submit copies to Landlord or failure to obtain such occupational or other license(s) shall, thirty days after notice from Landlord, be considered a breach of this Lease and Tenant shall hereby be in default of this Lease if Tenant does not cure such default within an additional thirty days.

2. Tenant shall not permit any conduct or condition which may endanger, disturb or otherwise interfere (whether through noise, odor, vibration or otherwise) with any other Property occupant's normal operations or with the management of the Property. Tenant shall not use or permit the use of any portion of the Property for outdoor storage or installations outside of the Leased Premises. Tenant may use all Common Areas only for their intended purposes. Landlord shall have exclusive control of all Common Areas at all times. Tenant shall not have the right to access or use the IT Room without the prior written consent of Landlord, which consent may be withheld by Landlord in its sole discretion, except as provided in Section II.1, above.

X. INSURANCE PREMIUMS:

In the event the Landlord's insurance premiums exceed the standard premium rates due solely to the nature of Tenant's operations, then Tenant shall, upon receipt of appropriate invoices from Landlord, reimburse Landlord for such increase in premiums. It is understood and agreed between the parties

hereto that any such increase in premiums shall be considered as Rents due and shall be included in any lien for Rents.

XI. RULES AND REGULATIONS:

Tenant agrees to comply with all reasonable rules and regulations Landlord may adopt from time to time for operation of the Property, Common Areas and parking areas and protection and welfare of Property and parking areas, its Tenants, visitors and occupants. The present rules and regulations, which Tenant hereby agrees to comply with, entitled "Rules and Regulations" are attached hereto and made a part hereof. Any future rules and regulations shall become a part of this Lease, and Tenant hereby agrees to comply with the same upon delivery of a copy thereof to Tenant.

XII. GOVERNMENTAL REQUIREMENTS:

Tenant shall faithfully observe, in the use of the Leased Premises, all municipal and county ordinances and codes and state and federal statutes, human health or environmental laws now in force or which may hereafter be in force pertaining to the Property or the use and occupation of the Property, including the Americans With Disabilities Act of 1990, as amended and supplemented from time to time (the "ADA").

XIII. SERVICES:

Landlord will furnish Tenant with landscaping services, repair of the canvass parking lot cover and replace canvas parking lot cover if the cover is damaged beyond repair by natural causes during the Term at Landlord's sole cost and expense. Such services shall be provided as long as the Tenant is not in default of any of the terms, provisions, covenants and conditions of this Lease, subject to interruption caused by repairs, renewals, improvements, changes to service, alterations, strikes, lockouts, labor controversies, inability to obtain power, accidents, breakdowns, catastrophes, national or local emergencies, acts of God and conditions and causes beyond the control of Landlord, and upon such happening(s), no claim for damages or abatement of Rents for failure(s) to furnish any such services shall be made by the Tenant or allowed by the Landlord.

XIV. TENANT WORK AND ALTERATIONS AND REMOVAL OF IMPROVEMENTS BY TENANT:

1. It is understood and agreed between the parties hereto that any charges against Tenant by Landlord for services or for work done in or on the Leased Premises by order of or for the benefit of the Tenant, other than Landlord's maintenance obligations hereunder, or otherwise accruing under this Lease, shall be considered additional Rents due and shall be included in any lien for Rents.

2. Tenant shall have the right, without Landlord's prior consent, to perform alterations of a purely decorative nature, such as painting or wallpapering in the interior of the Premises ("**Cosmetic Alterations**"). Except for Cosmetic Alterations, Tenant shall not make any alterations, additions and improvements ("Alterations") to the Leased Premises or the Property without Landlord's prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned . Landlord's consent may be predicated upon, but not limited to, the requirements of this paragraph. Not less than ten (10) days prior to commencing any Alteration, Tenant shall deliver to Landlord the plans, specifications and permits for the Alteration, together with certificates evidencing that Tenant's contractors and subcontractors have adequate insurance coverage naming Landlord and any other associated or affiliated entity as their interests may appear as additional insureds. The failure of Tenant to receive any permits or other approvals pursuant to any applicable ordinances, laws, rules and regulations shall not relieve Tenant from any of its obligations under this Lease. Tenant shall pay Landlord all reasonable costs and expenses in connection with Landlord's review of Tenant's plans and specifications, and of any supervision or inspection of the construction Landlord deems necessary. Tenant shall obtain Landlord's prior written approval of contractors and subcontractors. Tenant shall pay all costs and expenses in connection with any Alterations made by or through Tenant, and Tenant shall make such Alterations with new materials, in a good and workmanlike manner, in accordance with all applicable laws and the plans and specifications delivered to and approved by Landlord. Prior to making such Alterations, Tenant shall procure all permits and assure

Landlord that payment for the same will be made by Tenant. Tenant shall notify, and shall cause its general contractor to notify, all contractors, subcontractors and material men, and Tenant shall require all contractors, subcontractors and materialmen to agree that any mechanics' liens arising out of any Alterations may only be filed against Tenant's leasehold interest in the Leased Premises. Tenant shall notify all of its contractors and materialmen in writing that any liens relating to any Alterations ordered by Tenant shall attach to Tenant's leasehold estate in the Leased Premises and shall not encumber Landlord's interest in the Leased Premises or Property. Upon Landlord's request Tenant shall, prior to commencing any Alteration, provide Landlord reasonable security against liens arising out of such construction. Any Alteration by Tenant shall be the property of Tenant until the expiration or termination of this Lease; at that time without payment by Landlord the Alteration (together with the Tenant's improvements) shall remain on the Property and become the property of Landlord (including the Initial Improvements).

3. Except as otherwise provided in this Lease, all signs, furnishings, and trade fixtures installed in or on the Leased Premises by Tenant and paid for by Tenant shall remain the property of Tenant and shall be removed by Tenant upon the expiration of the term or earlier termination of this Lease. Tenant shall repair any damage caused by such removal and shall restore the Leased Premises to its condition prior to installation, except normal wear and tear. If Tenant shall not have removed all of such property upon the expiration of the term or termination of this Lease, Landlord shall have the right to treat such remaining property as abandoned and keep all or any portion thereof for Landlord's account or dispose of all or any portion of such property at Tenant's expense. All sales floor cubicles are the property of Landlord and shall remain the property of Landlord upon expiration of the term or termination of this Lease. Notwithstanding the foregoing, all floor and wall coverings, sinks, vanities, light fixtures, and the complete electrical, plumbing, air conditioning and heating systems, including ducts, diffusers, grills, controls and all other equipment and parts related to such systems, shall be and remain in the Leased Premises at all times for the benefit of Landlord.

4. Tenant shall not be deemed to be a partner, joint venturer or agent of Landlord; and in no event shall any lien resulting from Tenant's improvements to the Leased Premises encumber Landlord's underlying fee simple estate. Tenant promptly shall pay for any labor, services, materials, supplies or equipment furnished to Tenant in or about the Leased Premises. Tenant shall keep the Leased Premises and the Property free from any liens arising out of any labor, services, materials, supplies or equipment furnished or alleged to have been furnished to Tenant. Tenant shall take all steps permitted by law in order to avoid the imposition of any such lien. Tenant agrees that it shall not enter into any contract for improvements to the Leased Premises unless the following language is including in such contract:

Notwithstanding anything herein contained to the contrary, the contractor acknowledges that Tenant holds only a leasehold interest in the property which is the subject of this contract. Tenant is not the agent or the owner of the property, and no lien resulting from work performed under this contract shall attach to the interest of such owner.

XV. REPAIR OF LEASED PREMISES:

1. Tenant shall maintain the Common Areas in a clean and professional fashion. Tenant shall maintain the Premises and all of the equipment and fixtures contained therein in good order and repair at its own cost and expense, subject to Landlord's obligation with regard to major repairs as stated in Paragraph 3 below. Tenant shall be responsible for all day to day repairs, with a limit of those repairs costing (i) less than $1,500 per individual repair and (ii) a maximum of Ten Thousand Dollars ($10,000) on an annual basis. All damage to the building caused by or resulting from Tenant's moving property in or out of the building or the installation of furniture, fixtures or other property, which is due to the negligence of Tenant, its employees, agents, contractors, visitors or licensees shall be repaired promptly by Tenant, at its sole cost and expense, and to the reasonable satisfaction of Landlord.

2. Tenant at its sole cost and expense is responsible for any repair or replacement to the sales floor cubicles, normal wear and tear excepted. Tenant shall, at Tenant's sole cost and expense, procure and maintain a contract, with copies to Landlord, in customary form and substance for and with (a) a contractor specializing and experienced in the inspection, maintenance and

service of the heating, air conditioning and ventilation system servicing the Leased Premises (such inspections and maintenance shall occur no less frequently than quarterly) and (b) a contractor specializing and experienced in the inspection, maintenance and service of the generator serving the Leased Premises (such inspections and maintenance shall occur no less frequently than twice per year).

3. Landlord shall make all structural and other repairs and replacements, in order to keep the Premises in good order and repair, including the exterior of the building and the public portions of the property, except Tenant's maintenance and repair obligations pursuant to Section XV 1 and 2. Landlord shall deliver the Premises to Tenant with the building systems in good working order.

4. Tenant shall not permit any waste, damage or injury to the Leased Premises and Common Areas. Tenant shall further keep the Common Areas and Leased Premises clean, attractive and free of rubbish, rubble, debris, insects, rodents and other pests. Tenant shall keep sewers and drains leading from the Premises open and clear and shall use the same only for designated purposes. Tenant shall further keep the sidewalks and Common Areas adjacent to the Leased Premises clean and free of all debris.

5. Tenant shall arrange and pay for all utilities, janitorial services, trash and waste removal, window washing, light bulb replacement and all other services necessary to maintain the appearance, cleanliness and safety of the Common Areas and Leased Premises in a good condition.

1. It is further agreed that this Lease is made by the Landlord and accepted by the Tenant with the distinct understanding and agreement that the Landlord shall have the right and privilege to make and build additions to the Property of which the Leased Premises are a part, and make such alterations and repairs to said Building and/or Property as it may deem wise and advisable without any liability to the Tenant therefore. In addition, Landlord may, but is not required to, paint the exterior of the Building from time to time.

XVI. INDEMNIFICATION:

Tenant further agrees that Tenant will pay all liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, and will indemnify, defend and hold Landlord and its agents harmless against any and all claims, actions, damages, liability, expenses, costs and charges, including bond premiums for release of liens and attorney's fees and costs reasonably incurred in and about the defense of any suit in discharging the said Leased Premises or any part thereof from any liens, judgments, or encumbrances caused or suffered by Tenant or to the extent caused by or based on any act or omission of Tenant or its agents, whether prior to, during or after the Term. In the event any such lien shall be made or filed, Tenant shall bond against or discharge the same within ten (10) days after the same has been made or filed regardless of the validity of such lien or claim. It is understood and agreed between the parties hereto that the expenses, costs and charges above referred to shall be considered as Rents due and shall be included in any lien for Rents.

XVII. PARKING:

There will be no additional charge for any parking spaces on the Property. Tenant shall have the right, at Tenant's sole risk and responsibility, to use the parking spaces at the Property. Tenant shall comply with all parking regulations promulgated by Landlord from time to time for the orderly use of the vehicle parking areas. All vehicles entering or parking in the parking areas shall do so at owner's sole risk and Landlord assumes no responsibility for any damage, destruction, vandalism or theft. Any vehicle which violates the parking regulations may be cited, towed at the expense of the owner, temporarily or permanently excluded from the parking areas, or subject to other lawful consequence.

XVIII. ESTOPPEL STATEMENT:

Tenant agrees that from time to time, upon not less than seven (7) business days prior written request by Landlord, Tenant will deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease as modified is in full force and effect and stating the modifications); (b) the dates to which the Rents and other

charges have been paid; and (c) that Landlord is not in default under any provisions of this Lease, or if in default, the nature thereof in detail.

If Tenant fails to deliver such statement within seven (7) business days after Landlord's written request therefor, then Landlord may provide a Landlord's estoppel certificate which provides the following, and which shall be conclusive upon Tenant (provided a copy of such Landlord's estoppel certificate accompanies such notice): certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease as modified is in full force and effect and stating the modifications); (b) the dates to which the Rents and other charges have been paid; and (c) that Landlord is not in default under any provisions of this Lease, or if in default, the nature thereof in detail. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any certificate given in accordance with this Article XVIII.

XIX. SUBORDINATION:

If the Property or Leased Premises are at any time subject to a mortgage or deed of trust, and Tenant has received written notice from mortgagee of same, then in any instance in which Tenant gives notice to Landlord alleging default by Landlord hereunder, Tenant will also simultaneously give a copy of such notice to the Landlord's mortgagee and the Landlord's mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of thirty (30) days, and Tenant will accept such curative or remedial action (if any) taken by Landlord's mortgagee with the same effect as if such action had been taken by Landlord.

This Lease shall, at Landlord's option, which option may be exercised at any time during the Lease Term, be subject and subordinate to any mortgage and/or land lease now or hereafter encumbering the Property or Building. This provision shall be self-operative without the execution of any further instruments. Notwithstanding the foregoing, however, Tenant hereby agrees to execute any reasonable and accurate instrument(s) which Landlord may deem desirable to evidence the subordination of this Lease to any and all such mortgages. Failure to execute such instruments as requested by Landlord shall constitute a default under this Lease.

XX. ATTORNMENT:

In the event the interests of Landlord under this Lease shall be transferred voluntarily or by reason of foreclosure or other proceedings for enforcement of any first mortgage of the Leased Premises, Tenant shall be bound to such transferee (herein sometimes called the "Purchaser") for the balance of the Term hereof remaining, and any extensions or renewals thereof which may be effective in accordance with the terms and provisions hereof, with the same force and effect as if the Purchaser were the Landlord under this Lease, and Tenant does hereby agree to attorn to the Purchaser, including the mortgagee under any such mortgage if it be the Purchaser, as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of the Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon such attornment, to the extent of the then remaining balance of the Term of this Lease and any such extensions and renewals, shall be and are the same as those set forth herein. In the event of such transfer of Landlord's interests, upon successor's written acknowledgement and approval (which may be in the instrument by which such successor acquires the Landlord's interests) Landlord shall be released and relieved from all liability and responsibility thereafter accruing to Tenant under this Lease or otherwise and Landlord's successor by acceptance of Rents from Tenant hereunder shall become liable and responsible to Tenant in respect to all obligations of the Landlord under this Lease, except with regard to the Security Deposit, which shall be governed by the terms of Section VIII.

XXI. ASSIGNMENT:

1. Tenant shall not assign, sublet, transfer, mortgage, pledge, or otherwise encumber or dispose of (collectively, "Transfer") this Lease or underlet the Leased Premises or any part thereof or permit the Leased Premises to be occupied by other persons without the prior written consent of Landlord. Any change in control of Tenant, whether directly or indirectly, shall be deemed a Transfer; provided that a change in control of Tenant's parent corporation shall not be deemed to be a Transfer. In the event that Tenant Transfers this Lease Premises or any part thereof or permit the Leased Premises to be occupied by other persons, without the express prior written consent of the Landlord, it will be deemed a breach of this Lease by Tenant and Landlord shall

have all remedies available to it, including, but not limited to, accelerating payment of all Rents due and all future Rents due and payable under the Lease. If this Lease is Transferred, or if the Leased Premises or any part thereof be underlet or occupied by anybody other than Tenant, the Landlord may, after default by the Tenant, collect or accept Rents from the assignee, under-Tenant, or occupant and apply the net amount collected or accepted to the Rents herein reserved, but no such collection or acceptance shall be deemed a waiver of this covenant or the acceptance of the assignee, under-Tenant, or occupant as Tenant, nor shall it be construed as or implied to be a release of the Tenant from the further observance and performance by the Tenant of the terms, provisions, covenants and conditions herein contained.

2. No Transfer shall be valid or binding without said prior written consent of Landlord, which may not be unreasonable withheld, delayed or conditioned by Landlord's , and then only upon the conditions that (a) the proposed transferee shall agree in writing to be bound by each and all of the provisions and covenants of this Lease and the Rules and Regulations; (b) Tenant shall not be released from and shall remain fully liable pursuant to the terms and conditions of this Lease; and (c) such Transfer shall not alter the primary liability of Tenant for the payment of Base Rent, Warehouse Rent and other sums due to Landlord hereunder or for the performance of any other obligations to be performed by Tenant under this Lease. Tenant agrees to reimburse Landlord for reasonable administrative fees, attorneys' fees, and real estate broker fees, not to exceed Five Thousand dollars ($5,000), in connection with the processing and documentation of any Transfer for which Landlord's consent is requested.

3. Any assignment or transfer, except as aforesaid, shall be deemed a breach of this Lease and shall not be valid or binding. The approval of one Transfer shall not validate a subsequent Transfer, and the restrictions of this paragraph shall apply to each successive Transfer hereunder, and shall be severally binding upon each and every sublessee, assignee, transferee, and other successor in interest.

4. Landlord may, at its option, (i) in the case of the proposed Transfer of Tenant's entire leasehold interest, terminate this Lease in its entirety, or (ii) in the case of the proposed Transfer of a portion of the Leased Premises, terminate this Lease as to that portion of the Leased Premises which Tenant has proposed to Transfer, in the event Landlord elects to terminate this Lease pursuant to clause (ii) of this paragraph, Tenant's obligations to Base Rent and Additional Rent shall be reduced in the same proportion that the Net Rentable Area of the portion of the Leased Premises taken by the proposed assignee or sub-Tenant bears to the total Net Rentable Area of the Leased Premises. If this Lease is not so terminated or amended, Tenant shall pay to Landlord, immediately upon receipt, fifty percent of the excess of (i) all compensation received by Tenant for the Transfer over (ii) the Rent allocable to the Leased Premises transferred.

XXII. SUCCESSORS AND ASSIGNS:

All terms, provisions, covenants and conditions to be observed and performed by Tenant shall be applicable to and binding upon Tenant's respective heirs, administration, executors, successors and assigns, subject, however, to the restrictions as to assignment or subletting by Tenant as provided herein. All expressed covenants of this Lease shall be deemed to be covenants running with the land.

XXIII. HOLD HARMLESS OF LANDLORD:

1. In consideration of said Leased Premises being leased to Tenant for the above Rents, Tenant agrees: (1) that Tenant, at all times, will indemnify, defend and keep Landlord harmless from all losses, damages, liabilities and expenses, which may arise or be claimed against Landlord and be in favor of any persons, firms or corporations, consequent upon or arising from the use or occupancy of said Common Areas and Leased Premises by Tenant, or consequent upon or arising from any acts, omissions, neglect or fault of Tenant, Tenant's agents, servants, employees, licensees, visitors, customers, assignees, sub lessees, patrons or invitees, or consequent upon or arising from Tenant's failure to comply with any laws, statutes, ordinances, codes or regulations as herein provided; (2) that Landlord shall not be liable to Tenant for any damages, losses or injuries to the persons or property of Tenant which may be caused by the acts, neglect, omissions or faults of any persons, firms or corporations, except that such injury, loss or damage results from gross negligence or intentional misconduct of Landlord, his agents or employees; (3) and that Tenant will indemnify, defend and keep harmless Landlord from all

damages, liabilities, losses, injuries, or expenses which may arise or be claimed against Landlord and be in favor of any person, firms or corporations, for any injuries or damages to the person or property of any persons, firms or corporations, where said injuries or damages arose about or upon said Common Areas or Leased Premises, as a result of the negligence, willful misconduct or breach of this Lease by Tenant, his agents, employees, servants, licensees, visitors, customers, assignees, sub lessees, patrons, and invitees. All personal property placed or moved into the Leased Premises of the Property shall be at the risk of Tenant or the owner thereof, and Landlord shall not be liable to Tenant for any damage to said personal property.

2. In the event Landlord shall be made a party to any litigation commenced against Tenant, then Tenant shall indemnify, protect and hold Landlord harmless and shall pay all reasonable costs, expenses, reasonable attorney's fees and any other amounts incurred or paid by Landlord in connection with such litigation and any appeal thereof. In the event that Tenant shall obtain a judgment against Landlord, Tenant agrees to look solely to the Landlord's interest in the Property associated with the leasing of said Building for the recovery of any judgment and that Tenant agrees to not hold Landlord, its representatives, agents, partners, directors, shareholders and other officers personally liable for any judgment against Landlord.

3. Tenant shall indemnify, defend, and hold harmless Landlord and its officers, directors, and shareholders from all fines, suits, procedures, claims, and actions of every kind and all costs, associated with such claims (including attorney's fees, costs of suit and court costs and consultant's fees) arising out of or in any way connected with any deposit, spill, discharge or other release of hazardous substances that occurs during the Term at or from the Leased Premises, or which arises at any time, from Tenant's use or occupancy of the Leased Premises, or from Tenant's failure to provide all information, make all submissions, and take all actions required by all authorities under federal, state, or local laws and ordinances and regulations and all other environmental laws. Tenant's obligations and liabilities under this section shall survive the expiration or termination of this Lease.

4. Tenant shall maintain at all times during the Term of this Lease an insurance policy or policies in an amount or amounts sufficient in Landlord's opinion including the Initial Liability Insurance Amount, to indemnify Landlord or pay Landlord's damages, if any, resulting from any matters set forth hereinbefore in this Article XXIII.

5. In any instance of indemnity under this Section XXIII, the party seeking indemnification shall give prompt notice of such claim to the indemnifying party, the indemnifying party shall have sole control over the defense of such action, utilizing counsel of its own choosing and the indemnified party shall reasonably cooperate and provide information to the indemnifying party to assist in such defense, at the indemnifying party's expense.

XXIV. ATTORNEYS FEES:

If either party defaults in the performance of any of the terms, provisions, covenants and conditions of this Lease and by reason thereof the other party employs the services of an attorney to enforce performance of the covenants, or to perform any service based upon defaults, then in any of said events the prevailing party shall be entitled to reasonable attorneys' fees and all expenses and costs incurred by the prevailing party pertaining thereto (including costs and fees relating to any appeal) and in enforcement of any remedy.

XXV. DAMAGE OR DESTRUCTION:

1. In the event the Leased Premises shall be destroyed or so damaged or injured by fire or other casualty, during the Term of this Lease, whereby the same shall be rendered untenable, then Landlord shall have the right, but not the obligation, to render such Leased Premises Tenantable by repairs within one hundred eighty (180) days from the date of damage, destruction, or injury, or ninety (90) days from the date of receipt of insurance proceeds by the Landlord, whichever is earlier.

2. Landlord agrees that, within ninety (90) days following damage or destruction, it shall notify Tenant with respect to whether or not Landlord intends to restore the Leased Premises. If said

Leased Premises are not rendered Tenantable within the aforesaid one hundred eighty (180) or ninety (90) days as the case may be, it shall be the option of Landlord or Tenant to cancel this Lease within ten (10) days from the expiration of the aforesaid one hundred eighty (180) days or ninety (90) days as the case may be, and in the event of such cancellation the Rents shall be paid only to the date of such fire or casualty. Notwithstanding the provisions of this paragraph, if it is determined within ninety (90) days from the date of destruction, damage, or injury, that the Building has sustained more than fifty percent (50%) damage, Landlord and Tenant each shall have the option of canceling this Lease within ten (10) days from the expiration of the aforesaid ninety (90) days. Said cancellation shall be sent to Tenant or Landlord in writing and sent via certified mail, return receipt requested. Notwithstanding the foregoing, should damage, destruction or injury occur by reason of negligence or willful misconduct by Tenant or Tenant's agents, employees, invitees, servants, licensees, visitors, customers and/or patrons, Landlord shall have the right, but not the obligation, to render the Leased Premises Tenantable within three hundred sixty (360) days from the date of damage, destruction, or injury, or receipt of insurance proceeds by Landlord, whichever is later, and no abatement of Rents shall occur.

3. Notwithstanding the foregoing, should damage or destruction occur during the last twelve (12) months of the Lease Term, either Landlord or Tenant shall have the option to terminate this Lease, effective on the date of damage or destruction. Notwithstanding the foregoing, should the damage or destruction occur by reason of negligence of the Tenant, its agents, invitees, servants, employees, visitors, licensees, customers and/or patrons, Tenant shall not have such option to terminate.

XXVI. EMINENT DOMAIN:

If there shall be taken during the Term of this Lease any part of the Leased Premises, parking areas, Property or Building, other than a part not interfering with maintenance, operation or the intended use of the Leased Premises, Landlord and Tenant may each elect to terminate this Lease or to continue same in effect. If the parties elect to continue the Lease, the Rents shall be reduced in proportion to the area of the Leased Premises so taken and Landlord shall repair any damage to the Leased Premises, parking areas, Property or Building resulting from such taking. If any part of the Leased Premises is taken by condemnation or Eminent Domain which renders the Leased Premises unsuitable for its intended use, the Tenant may elect to terminate this Lease. If all of the Leased Premises is taken by condemnation or Eminent Domain, this Lease shall terminate on the date of the taking. All sums awarded (or agreed upon between Landlord and the condemning authority) for the taking of the interest of Landlord and/or Tenant, whether as damages or as compensation, and whether for partial or total condemnation, will be the property of Landlord. If this Lease should be terminated under any provisions of this paragraph, Rents shall be payable up to the date that possession is taken by the authority, and Landlord will refund to Tenant any prepaid unaccrued Rents, plus the full Security Deposit, less any sum or amount then owing by Tenant to Landlord.

XXVII. ABANDONMENT:

If during the Term of this Lease, Tenant shall abandon, vacate or remove from the Leased Premises the major portion of the goods, wares, equipment or furnishings usually kept in or upon said Leased Premises, or shall cease doing business in said Leased Premises, or shall suffer the Rents to be in arrears, Landlord may, at its option, cancel this Lease in the manner stated in Article XXVIII hereof, or Landlord may enter said Leased Premises as the agent of Tenant by force or otherwise, without being liable in any way therefore and relet the Leased Premises with or without any furniture that may be therein, as the agent of Tenant, at such price and upon such terms and for such duration of time as Landlord may determine, and receive the Rents therefore, applying the same to the payment of the Rents due by these presents, and if the full Rents herein provided shall not be realized by Landlord over and above the expenses to Landlord of such reletting. Tenant shall pay any deficiency.

XXVIII. DEFAULT AND LANDLORD'S REMEDIES UPON DEFAULT

1. Tenant shall be in default of this Lease if:

    a. Tenant shall at any time be in default in the payment of Rent or other sums of money required to be paid by Tenant, or in the performance of any of the covenants, terms, conditions, provisions, rules and regulations of this Lease, and Tenant shall fail to

remedy such default within ten (10) days after Landlord has given Tenant written notice, in the event the default is as to payment of Rent or other sums of money, or within thirty (30) days after Landlord has given Tenant written notice, if the default relates to matters other than the payment of rent and other sums of money;

b. Tenant or any guarantor of this Lease enters into or permits any Transfer in violation of this Lease,

c. Tenant shall vacate the Leased Premises or fail to continuously occupy and conduct Tenant's business in the Lease Premises, or

d. Tenant or any guarantor of this Lease or any assignee or sub lessee of the Leased Premises shall file or have filed against it a petition for adjudication as a bankrupt, reorganization, an arrangement, or for any other debtor or capital structure relief under any existing or future Bankruptcy Code as same may be amended, supplemented or replaced, or make an assignment for the benefit of creditors, or a receiver of any property of Tenant be appointed in any action, suit or proceeding by or against Tenant or if interest of Tenant in the Leased Premises or in any assets or property of Tenant shall be offered for sale or sold under execution or other legal process.

2. In the event of default, Landlord, in addition to any other damages set forth in this Lease or permitted at law or in equity, may terminate this Lease, or without terminating this Lease, terminate Tenant's right of possession, and in either event Landlord may thereafter re-enter the Leased Premises by breaking open locked doors if necessary or otherwise and dispossess the Tenant, and Tenant hereby agrees to be liable for and to pay to Landlord (i) all rent and other charges and sums due under this Lease at the time of termination of this Lease or termination of Tenant's right of possession, as the case may be, and (ii) damages equal to the total remaining unpaid Base Rent, Warehouse Rent and Additional Rents for the Term of this Lease which shall become due and payable immediately, which liability shall survive the termination of this Lease, the re-entry into the Leased Premises by Landlord, and the commencement of any action to secure possession of the Leased Premises. Landlord may at its option, make alterations and repairs in order to relet the Leased Premises and relet all or any parts of the Leased Premises on behalf of Tenant. Tenant agrees to pay Landlord on demand any deficiency (taking into account costs incurred by Landlord) that may arise by reason of reletting the Leased Premises. In the event of reletting without termination of this Lease, Landlord may at any time thereafter elect to terminate this Lease for such previous breach.

(a) Landlord, without any obligation to do so, may elect to cure the default on behalf of Tenant, in which event Tenant shall reimburse Landlord upon demand for any sums paid or costs incurred by Landlord (together with an administrative fee of 15% thereof) in curing the default, plus interest at a rate equal to the prime rate, as stated in the Wall Street Journal, plus two percentage points, from the respective dates of Landlord's incurring such costs, which sums and costs together with interest shall be deemed additional Rent.

(b) Landlord's damages in the event of Tenant's default under this Lease shall include, in addition to any other damages set forth in this Lease or permitted at law or in equity, all of Landlord's expenses incurred with respect to such default including, without limitation, reasonable attorneys' fees, commissions, rental concessions to new Tenants, and the cost of any repairs of the Leased Premises.

(c) If this Lease is terminated by Landlord pursuant to this section or any other section of this Lease giving Landlord such right Tenant covenants (except where this Lease is terminated following eminent domain proceedings or as a result of casualty or like event) that (i) the Leased Premises shall then be in the condition required by all applicable provisions of this Lease, and (ii) Tenant shall perform any covenant contained in this Lease to comply with the condition required by all applicable provisions of this Lease. Landlord shall be entitled to recover and Tenant shall pay forthwith, without notice or other action by Landlord, the then cost of performing such obligation(s).

(d) If this Lease is terminated under this Section XXVIII, Landlord may immediately, or at any time thereafter, re-enter or repossess the Leased Premises and remove all persons and property

therefrom without being liable for trespass, damages or prosecution.

(e) No surrender of the Leased Premises shall be affected by Landlord's acceptance of the keys of the Leased Premises, or by any other means whatsoever, unless the same is evidenced by Landlord's written agreement to accept surrender of the Leased Premises.

(f) In the event of a default by Tenant beyond the applicable notice and cure period of any of the terms, provisions, covenants, conditions, rules and regulations of this Lease, Landlord shall have the right to injunction and the right to invoke any remedy permitted to Landlord in law or in equity.

(g) All remedies available to Landlord under this Lease are declared to be cumulative and concurrent and may be exercised at one time or at separate times. Efforts by Landlord to mitigate the damages caused by Tenant's default shall not constitute a waiver of Landlord's right to recover damages hereunder. No termination of this Lease nor any taking or recovering of possession of the Leased Premises pursuant to this Lease shall deprive Landlord of any of its remedies or actions against Tenant for all damages resulting from Tenant's default. No payment by Tenant or receipt or acceptance by Landlord of a lesser amount than the total amount due Landlord under this Lease shall be deemed to be other than on account, nor shall any endorsement or statement on any check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of Rent due, or Landlord's right to pursue any other available remedy.

XXIX COVENANT OF QUIET ENJOYMENT

Landlord covenants that upon Tenant's paying the Rent and observing and performing all the terms, covenants and provisions of this Lease on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Premises, subject nevertheless to the terms and conditions of this Lease. This covenant shall bind and be enforceable against Landlord, subject to the terms hereof, during the Term of this Lease. Any successor or assignee of Landlord shall be deemed to have accepted and ratified this covenant.

XXX WAIVER OF DEFAULT:

Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law and/or in equity. No waiver by Landlord of a default by Tenant shall be implied, and no express waiver by Landlord shall affect any default other than the default specified in any such waiver, which shall be in writing and signed by the Landlord and then only for the time and extension therein stated.

No waiver of any term, provision, condition or covenant of this Lease by either party shall be deemed to imply or constitute a further waiver by such party of any other terms, provisions, conditions or covenants of this Lease. In addition to any rights and remedies specifically granted Landlord herein, Landlord shall be entitled to all rights and remedies available at law and in equity in the event that Tenant shall fail to perform any of the terms, provisions, covenants or conditions of this Lease on Tenant's part to be performed or fails to pay Base Rent, Warehouse Rent and Additional Rents or any other sums due Landlord hereunder when due.

XXXI RIGHT OF ENTRY:

Landlord, or any of its agents, shall have the right to enter the Leased Premises during all reasonable hours to examine the same or to make such repairs, additions or alterations as may be deemed necessary for safety, comfort, or preservation thereof or to said Building, or in the event of an emergency, at any hour, or to exhibit said Leased Premises at any time within one hundred eighty (180) days before the expiration of this Lease or in the case of an emergency. Said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this Lease.

XXXII NOTICE:

Any notice provided for in this Lease shall be given by written instrument sent by United States certified or registered mail, return receipt requested, or with a nationally recognized overnight carrier (such as FedEx) with delivery receipt, each with postage and/or delivery charges prepaid, to Landlord at Landlord's address and to Tenant at Tenant's address, or at such address as specified in Article I and as may be amended from time to time, in writing, delivered to the other party. All notices shall be deemed to have been given when received or rejected (in the case of certified or registered mail, return receipt requested). Any notice may be given on behalf of any party by its counsel.

XXXIII UTILITIES:

Tenant shall promptly pay all utilities and services that are separately metered or contracted for, by, or on behalf of Tenant, including but not limited to, charges for electricity, water, gas, alarm, pest control/eradication, garbage and waste, janitorial, HVAC maintenance and minor repair, generator maintenance and diesel fuel, and toxic waste and chemical disposal if such diesel fuel, toxic waste or chemicals were brought on the Premises by or on behalf of Tenant.. Landlord shall not be responsible or liable for any interruption in such services, nor shall such interruption affect the continuation or validity of this Lease.

XXXIV LANDLORD CONTROLLED AREAS:

All automobile parking areas, driveways, entrances and exits thereto, Common Areas and other facilities furnished by Landlord, including all parking areas, truck way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, outside lighting, drainage, dumpsters, and other areas and improvements provided by Landlord for the general use, in common, of Tenant, its officers, agents, employees, servants, invitees, licensees, visitors, patrons and customers, shall be at all times subject to the exclusive control, and management of Landlord, and Landlord shall have the right from time to time to establish, modify, and enforce rules and regulations with respect to all facilities and areas and improvements; to police same, from time to time to change the area, level and location and arrangement of parking areas and other facilities hereinabove referred to, to restrict parking by and enforce parking by Tenant, its officers, agents, invitees, employees, servants, licensees, visitors, patrons and customers; to close all or any portion of said areas or facilities to such extent as may in the opinion of Landlord's counsel be legally sufficient to prevent a dedication thereof or accrual of any rights to any person or the public therein, to close temporarily all or any portion of the public areas, Common Areas and other facilities, to discourage non-Tenant parking, and to do and perform such other acts in and to said areas and improvements as, in the reasonable judgment of Landlord, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by Tenants, their officers, agents, employees, servants, invitees, visitors, patrons, licensees and customers. Landlord will operate the Common Areas and other facilities referred to in such reasonable manner as Landlord shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to designate a manager of the parking areas and/or Common Areas and other facilities who shall have full authority to make and enforce all rules and regulations pertaining to and necessary for the proper operation and maintenance of the parking areas and/or Common Areas and other facilities. Reference in this paragraph to parking areas and/or facilities shall in no way be construed as giving Tenant hereunder any rights and/or privileges in connection with such parking areas and/or facilities unless such rights and/or privileges are expressly set forth in Paragraph 17 hereof.

XXIX. CONDITIONS OF LEASED PREMISES UPON TERMINATION OF LEASE AND HOLDING OVER:

Tenant agrees to surrender to Landlord, at the end of the Term of this Lease and/or upon any cancellation of this Lease, said Leased Premises in as good condition as said Leased Premises were at the beginning of the Term of this Lease, ordinary wear and tear, except for damage caused by fire or other casualty not caused by Tenant's negligence or willful misconduct. Tenant agrees that in the event Tenant does not surrender said Leased Premises to Landlord at the end of the Term of this Lease, then Tenant will pay to Landlord double the amount of the current Rents for each month or portion thereof that Tenant holds over plus all damages that Landlord may suffer on account of Tenant's failure to so surrender to Landlord possession of said Leased Premises, and will indemnify, defend and save Landlord harmless from and against all claims made by any succeeding Tenant of said Leased

Premises against Landlord on account of delay of Landlord in delivering possession of said Leased Premises to said succeeding Tenant so far as such delay is occasioned by failure of Tenant to so surrender said Leased Premises in accordance herewith or otherwise. In addition, Tenant agrees that Landlord shall have the right to physically enter the Premises and dispossess the Tenant, and Tenant shall be responsible for all physical damage suffered to the Premises by Landlord exercising such right.

No receipt of money by Landlord from Tenant after termination of this Lease or the service of any notice of commencement of any suit or final judgment for possession shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand, suit or judgment.

No act or thing done by the Landlord or its agents during the Term hereby granted shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept a surrender of the Leased Premises shall be valid unless it be made in writing and subscribed by a duly authorized officer or agent of Landlord.

XXX. OCCUPANCY TAX:

Tenant shall be responsible for and shall pay before delinquency all municipal, county or state taxes assessed during the Term of this Lease against any occupancy interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by Tenant.

XXXI. SIGNS:

Tenant, at its sole cost and expense, shall have the right to install sign(s) on the exterior of the Building, subject to Landlord's prior consent, which shall not be unreasonably withheld, delayed or conditioned, the ground monument sign and Leased Premises subject to the Deerfield Beach municipal sign code, Newport Center Owner's Association, Inc. rules and regulations. Specifically, but without limitation, Landlord consents to Tenant placing a three (3) foot square lighted sign of Tenant's name on the rounded wall of the building Premises, facing East Newport Center Drive, subject to all applicable laws, regulations and codes. Tenant shall, at its sole cost and expense, remove such sign upon the Expiration of this Lease and shall restore and repair the affected Premises to their original condition.

XXXII. CROSS DEFAULT:

If the term of any lease, other than this Lease, made by Tenant for any other space in the Property, shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such default shall ipso facto constitute a default hereunder and empower Landlord's sole option to terminate this Lease as herein provided in the event of default.

XXXIII. INVALIDITY OF PROVISION:

If any term, provision, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, provision, covenant or conditions to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, provision, covenant or condition of this Lease shall be valid and be enforceable to the fullest extent permitted by law. This Lease shall be construed in accordance with the laws of the State of Florida.

XXXIV. TIME OF ESSENCE:

It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

XXXV. MISCELLANEOUS:

The terms Landlord and Tenant as herein contained shall include singular and/or plural, masculine, feminine and/or neuter, heirs, successors, executors, administrators, personal representatives and/or assigns wherever the context so requires or admits. The terms, provisions, covenants and conditions of this Lease are expressed in the total language of this Lease and the paragraph headings are solely for the convenience of the reader and are not intended to be all-inclusive. Any formally executed addendum to or modification of this Lease shall be expressly deemed incorporated by reference herein

unless a contrary intention is clearly stated therein.

XXXVI. EFFECTIVE DATE:

Submission of this instrument for examination does not constitute an offer, right of first refusal, reservation of or option for the Leased Premises or any other space or premises in, on or about the Property. This instrument becomes effective as a Lease upon execution and delivery by both Landlord and Tenant.

XXXVII. ENTIRE AGREEMENT:

This Lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto, and it may be modified only by an agreement in writing signed by Landlord and Tenant. No surrender of the Leased Premises, or of the remainder of the terms of this Lease, shall be valid unless accepted by Landlord in writing. Tenant acknowledges and agrees that Tenant has not relied upon any statement, representation, prior written or contemporaneous oral promises, agreements or warranties except such as are expressed herein.

XXXVIII. BROKERAGE:

Each party represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, and each party agrees to indemnify, defend and hold the other party harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with such party with regard to this leasing transaction. The provisions of this paragraph shall survive the termination of this Lease.

XXXIX. FORCE MAJEURE:

Each party shall not be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, labor disputes (whether lawful or not) materials or labor shortages, restrictions by any governmental authority, civil riots, floods and any other cause not reasonably within the control of such party and which by the exercise of due diligence such party is unable, wholly or in part, to prevent or overcome. Lack of money shall not be deemed force majeure. Notwithstanding the provisions of this section, the Tenant is not relieved from the duty to pay Base Rent and Additional Rents due under the Lease.

XL. TENANT INSURANCE REQUIRED:

The Tenant, at its sole expense shall be required to obtain and have in full force and effect, Leased Premises liability insurance in the amount of One Million Dollars ($1,000,000.00) general aggregate, including plate glass insurance, for the Leased Premises from an insurance carrier providing insurance coverage to have Best's rating of AX or better. Tenant shall list the Landlord as an additional insured on said policy. Tenant shall furnish Landlord a Certificate of Insurance prior to occupancy and upon demand of the Landlord at any time during the Term of the Lease. Tenant, at its sole expense, shall also be required to carry business interruption insurance with respect to the Leased Premises. Upon demand from Landlord, Tenant shall be required to furnish proof of said insurance to Landlord. Notwithstanding the provisions of this paragraph, if Tenant fails to obtain, maintain, and pay for insurance as provided in this section, Landlord may, at its option, have these policies issued and pay the premiums on the same. The amount of these premiums shall become due from Tenant as Rents on the first of the month following the payments by the Landlord. These remedies shall be cumulative and not mutually exclusive.

XLI. ENVIRONMENTAL PROHIBITIONS:

1. For purposes of this Lease, "Hazardous Materials" means any explosives, radioactive materials, hazardous wastes, or hazardous substances, including without limitation substances defined as ""hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended 42 U.S.C. 9601-9657; the Hazardous Materials Transportation Act of 1975, 449 U.S.C. 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901-6987; or any other federal, state or local statue, law, ordinance,

code, rule, regulation, order, or decree regulating, relating to, or imposing liability or standards of conduct concerning hazardous materials, waste, including infectious waste, or substances now or at anytime hereafter in effect (collectively, "Hazardous Materials Laws"). Landlord and Tenant do not intend this paragraph to apply to materials that may be deemed "hazardous" but utilized by all commercial entities on a regular basis for a lawful and appropriate purpose, i.e. cleaning agents.

2. Tenant shall not cause or permit to occur: (a) Any violations of any federal, state, or local law, ordinance, or regulation now or later enacted, related to environmental conditions on, under, or about the Leased Premises, or arising from Tenant's use or occupancy of the Leased Premises, including, but not limited to, soil and ground water conditions; or (b) The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any hazardous substance.

XLII. ENVIRONMENTAL COMPLIANCE:

1. All operations and activity at the Leased Premises shall be conducted by Tenant in compliance with all Environmental Statutes.

2. Tenant shall, at Tenant's expense, comply with all laws, regulations and ordinances regulating the use, generation, storage, transportation, or disposal of hazardous substances relating to the Leased Premises.

3. Tenant shall, at Tenant's expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities under all federal, state and/or local laws or ordinances or regulations now or later enacted, relating to hazardous materials.

4. If any authority or any third party demands that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of hazardous substances that occurs during the Term of the Lease, at or from the Leased Premises, or which arises at any time from Tenant's use or occupancy of the Leased Premises, then Tenant shall, at Tenant's expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all work required by such clean-up plans.

5. Tenant shall promptly provide all information regarding the use, generation, storage, transportation or disposal of hazardous substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this section within reasonable time, Landlord may do so and in such case, Tenant shall cooperate with Landlord in order to prepare all documents deemed necessary or appropriate to determine the applicability of the laws to the Leased Premises and Tenant's use of them, and for compliance with the laws and ordinances, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any law shall constitute a waiver of any of Tenant's obligations under this section.

6. Tenant will be solely responsible for and will defend, indemnify and hold Landlord, its agents, and employees harmless from and against all claims, costs and liabilities, including attorney's fees and costs, arising out of or in connection with Tenant's breach of its obligations in this Section. Tenant will be solely responsible for and will defend, indemnify, and hold Landlord, its agents, and employees harmless from and against any and all claims, costs, and liabilities, including attorney's fees and costs, arising out of or in connection with the removal, cleanup, and restoration work and materials necessary to return the Leased Premises and Property to their condition existing prior to the appearance of Tenant's Hazardous Materials. Tenant's obligations under this Article will survive the expiration or other termination of this Lease.

7. Tenant's obligations under this section shall survive the expiration or termination of this Lease.

XLIII. COMPLIANCE WITH PUBLIC ACCOMMODATION LAWS:

Tenant agrees to indemnify and hold Landlord harmless from and against any and all claims, liabilities, fines, penalties, losses and expenses (including reasonable attorney's fees) arising in connection with any failure by Tenant to cause the Leased Premises to comply with any applicable laws, regulations

and building codes governing non-discrimination in public accommodations and commercial facilities ('Public Accommodation Laws"), including, but not limited to, the requirements of the ADA and all rules and regulations made on the basis of authority granted by the ADA.

XLIV. NO PARTNERSHIP:

Landlord is not and shall not become by this Lease or by any rights granted or reserved herein a partner, agent or joint venturer of or with Tenant in the conduct of Tenant's business or otherwise.

XLV. RADON DISCLOSURE:

Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information about radon and radon testing may be obtained from your county public health unit.

XLVI. RECORDATION OF LEASE:

Tenant shall not record this Lease or any part hereof. Upon recordation, same shall be, at the sole option of the Landlord, a default and breach of the Lease and Landlord may exercise any options and remedies available to it as provided in the Lease and/or it may seek remedies available to it in law and/or equity.

XLVII. REPRESENTATION:

The parties represent that each has freely and voluntarily entered into this Lease and agree to be fully bound hereby.

XLVIII. TRIAL BY JURY:

IT IS MUTUALLY AGREED BY AND BETWEEN LANDLORD AND TENANT THAT THE RESPECTIVE PARTIES HERETO SHALL AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, AND TENANT'S USE OR OCCUPANCY OF THE LEASED PREMISES. TENANT FURTHER AGREES THAT IT SHALL NOT INTERPOSE ANY COUNTERCLAIM OR COUNTERCLAIMS IN A SUMMARY PROCEEDING HEREUNDER.

(This Area Intentionally Left Blank. Signatures On Following Page.)

IN WITNESS WHEREOF, the parties hereto, have signed, sealed and delivered this Lease in duplicate at Broward County, Florida, on the date and year first written above.

LANDLORD: **North American Holdings and Investments, LLC, a Florida limited liability company**

WITNESSES:

Anthony J. Ruch

Dominick Torrillo

TITLE: PRESIDENT

WITNESSES:

[signature]

CEO

[signature]

Jeff Hoza

TENANT: Modcomp, Inc, a Delaware company

BY: [signature] 5/7/15

TITLE: Controller

EXHIBIT A
LEASED PREMISES

[INSERT FLOORPLAN .PDF]

RULES AND REGULATIONS

The following Rules and Regulations, hereby accepted by Tenant, are prescribed by Landlord to enable Landlord to provide, maintain, and operate, to the best of Landlord's ability, orderly, clean and desirable Leased Premises, Building and Property for the Tenant at as economical a cost as reasonably possible, and to regulate conduct in and use of said Leased Premises, Building and Property in such manner as to minimize interference by others in the proper use of same by Tenant.

1. Tenant, its officers, agents, servants and/or employees shall not block or obstruct any of the entries or other common areas of Property or parking areas, or place, empty or throw any rubbish, litter, trash or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors and/or invitees.

2. The movement of furniture, equipment, machines, merchandise or materials within, into or out of the Leased Premises, Property, or parking areas shall be restricted to time, method and routing of movement as reasonably determined by Landlord upon request from Tenant and Tenant shall assume all liability and risk to property, Leased Premises, and Property in such movement.

3. No sign, door plaque, advertisement or notice shall be displayed, painted or affixed by Tenant, its officers, agents, servants, employees, patrons, licensees, assignees, sub lessees, customers, visitors and/or invitees in or on any part of the outside or inside of the Leased Premises, Property, or parking areas without prior written consent of Landlord and then only of such color, size, character, style and materials and in such places as shall be approved and designated in writing by Landlord. All signs or banners located in the interior of any store shall be professionally made. Tenant further agrees to maintain in good condition and repair at all times any such sign, banner, or advertising material of any kid which has been approved by Landlord for use by Tenant. Tenant agrees to remove all signs at the expiration of the lease term and to return the façade of the Leased Premises to its condition prior to the installation of the sign.

4. Landlord will not be responsible for lost or stolen property, equipment, money or any article taken from Leased Premises, Property, or parking areas regardless of how or when loss occurs.

5. No additional locks shall be placed on any door or changes made to existing locks in the Leased Premises or Building without the prior written consent of Landlord. Landlord will furnish two keys to each lock on doors in the Leased Premises and Landlord, upon request of Tenant shall provide additional duplicate keys at Tenant's expense. Landlord may at all times keep a pass key to the Leased Premises. All keys shall be returned to Landlord promptly upon termination of this Lease.

6. Tenant, its officers, agents, servants and/or employees shall do no painting or decorating outside or within the Leased Premises or Building, or mark, paint or cut into, drive nails or screw into or in any way deface any part of Leased Premises or Building without the prior written consent of Landlord, which shall not be unreasonably withheld, delayed or conditioned. Notwithstanding the above, Tenant is permitted to do the following at the time of its taking possession without prior written consent (provided Tenant does not cause any damage to the Leased Premises): normal and customary decorating (which includes hanging pictures and moving furniture), and installing phone and computer wiring necessary for Tenant's use of the Leased Premises. Any installation of wiring (including cabling, electrical and phone wiring) must be installed inside the walls. Tenant may not install any visible wiring or cabling in the Leased Premises or Building but may do so within the Warehouse Space, as part of Tenant's business, so long as such wiring does not violate any applicable laws, regulations, or codes. If Tenant desires signal, communication, alarm or other utility or service connection to be installed or changed, such work shall be done at expense of Tenant with the approval and under the direction of the Landlord.

7. Tenant, its officers, agents, servants and/or employees shall not permit the operation of any musical or sound-producing instruments or device that may be heard outside Leased Premises, Building or Property, or which may emanate electrical waves that will impair radio or television broadcasting or reception from or in the Property.

8. Tenant, its officers, agents, servants and/or employees shall, before leaving Leased Premises unattended, close and lock all doors and shut off all utilities; damage resulting from failure to do so shall be paid by Tenant.

9. All plate and other glass now in Leased Premises or Building which is broken during the Term or any renewal Term shall be replaced by and at expense of Tenant under the direction of Landlord.

10. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electrical facilities or any part of appurtenance of Leased Premises.

11. The plumbing facilities shall not be used for any other purpose than that for which they are constructed, and no foreign objects or substances of any kind shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from a violation of this provision shall be borne by Tenant, who shall, or whose officers, employees, agents, servants, patrons, customers, licensees, visitors and/or invitees shall have caused it.

12. All contractors and/or technicians performing work for Tenant within the Leased Premises, Building or Property shall be referred to Landlord for approval before performing such work. This shall apply to all work including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and all installations affecting floors, walls, windows, doors, ceilings, equipment or any other physical feature of the Leased Premises, Property, or parking areas. None of this work shall be done by Tenant without Landlord's prior written approval.

13. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building or Property, nor placed in corridors without the prior written consent of the Landlord.

14. Tenants are cautioned in purchasing furniture and equipment that the size is limited to such as can pass through the doors of the Leased Premises. Large pieces should be made in parts and set-up in the Leased Premises. Landlord reserves the right to refuse to allow to be placed in the Property any furniture or equipment of any description which does not comply with the above conditions.

15. Tenant will be responsible for any damage to the Leased Premises, including carpeting and flooring, as a result of rust or corrosion of file cabinets, roller chairs, metal objects or spills of any type of liquid.

16. If the Leased Premises become infested with vermin, Tenant, at its sole cost and expense, shall cause the Leased Premises to be exterminated from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefore as shall be approved by Landlord.

17. Tenant shall not install any antenna or aerial wires, or radio or television equipment, or any other type of equipment, inside or outside of the Building, without Landlord's prior written consent, and upon such terms and conditions as may be specified by Landlord in each and every instance.

18. Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, or use the name of the Property for any purpose other than that of the business address of Tenant or use any letterhead, envelopes, circulars, notices, advertisements, containers or wrapping material, without Landlord's express consent in writing.

19. Tenant shall not conduct its business in such manner as to create any nuisance in the Building, Property, or Landlord in its operation of the Building or Property or commit waste or suffer or permit waste to be committed in the Leased Premises, Building or Property. In addition, Tenant shall not allow its officers, agents, employees, servants, patrons, customers, licensees and/or visitors to conduct themselves in such manner as to create any nuisance in the Building or Property or Landlord in its operation of the Property or commit waste or suffer or permit waste to be committed in the Leased Premises, Building, or Property.

20. Tenant, its officers, agents, servants and/or employees shall not install or operate any refrigerating, heating or air conditioning apparatus or carry on any mechanical operation or bring into Leased Premises, Building, or Property any inflammable fluids or explosives without written consent of Landlord.

21. Tenant, its officers, agents, servants and/or employees shall not use Leased Premises, Building, or Property for housing, lodging, or sleeping purposes or for the cooking or preparation of food without the prior written consent of the Landlord.

22. Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors and/or invitees shall not bring into the Lease Premises, Building or Property or keep in the Leased Premises any fish, fowl, reptile, insect, or animal or other vehicle without the prior written consent of Landlord, wheel chairs and baby carriages excepted.

23. Neither Tenant nor any officer, agent, employee, servant, patron, customer, visitor, licensee or invitee of any Tenant shall go upon the roof of the Building without the prior written consent of the Landlord.

24. Neither Tenant nor any officer, agent, employee, servant, patron, customer, visitor, licensee or invitee of any Tenant shall access the IT Room without the prior written consent of the Landlord and only with the supervision of Landlord. Access to the IT Room shall be governed by Section II.1 of the Lease.

GUARANTY

WHEREAS, **Modcomp, Inc**, a Delaware corporation as "Tenant," is desirous of entering into the Lease to which this Guaranty is attached; and,

WHEREAS, the undersigned "Guarantor" has requested the party hereinafter designated as "Landlord" to enter into said Lease with Tenant; and

WHEREAS, North American Holdings and Investments, LLC, a Florida limited liability company as "Landlord," will enter into said Lease only if Guarantor guarantees said Lease;

NOW, THEREFORE, to induce Landlord to enter into said Lease executed simultaneously herewith, and for other valuable and sufficient consideration, Guarantor hereby absolutely and unconditionally guarantees to Landlord and its successors and assigns, for the initial sixty (60) months of the Lease, the full and punctual performance by Tenant of all covenants, conditions and terms of said Lease on Tenant's put to be performed, including, without limitation, the payment of all rent and other sums payable by Tenant thereunder.

1. Any act of Landlord, or its successors or assigns, constituting a consent to less than strict performance of said covenants, conditions and terms by Tenant or a waiver of any of said covenants, conditions or terms may be done without notice to Guarantor and without releasing Guarantor from strict performance of its obligations hereunder.

2. Guarantor's obligations hereunder shall not be released by Landlord's receipt, application or release of any security given for the performance of said covenants, conditions and terms, nor by any assignment or transfer of said Lease nor by any modification of said Lease; but, in case of any such modification, Guarantor's liability shall be deemed modified in accordance with the terms of any such modification.

3. Until all said covenants, conditions and terms of said Lease on Tenant's part to be performed are fully performed, Guarantor, (a) shall have no right of subrogation against Tenant by reason of any payments or acts of performance by Guarantor in compliance with Guarantor's obligations hereunder, (b) waives any right to enforce any remedy which Guarantor now or hereafter may have against Tenant by reason of Guarantor's performance of its obligations hereunder, and subordinates any liability or indebtedness of Tenant now or hereafter held by Guarantor to the obligations of Tenant to Landlord under said Lease.

4. This Guaranty shall apply to said Lease, any extension or renewals thereof and to any holdover term following the term initially granted or any extension of renewal thereof.

5. This Guaranty may not be changed or terminated in any manner other than by an agreement in writing signed by Guarantor and Landlord.

IN WITNESS WHEREOF, Guarantor has executed and has delivered this Guaranty to Landlord this 7th day of ~~April~~ May, 2015.

GUARANTOR: **CSP Inc.**

By: [signature]

Victor Dellovo

Print Name

WITNESSES:

[signature]

Mike Newbanks

Print Name

Print Name

FTL 110082462v8

EXHIBIT B

IMPROVEMENTS

A. Landlord and Tenant acknowledge and agree that Landlord will deliver (i) the Warehouse Area of the Leased Premises (the "**Warehouse**") to Tenant on the Delivery Date and (ii) the remaining Office Area of the Leased Premises to Tenant on the Commencement Date, each in its then-current "as is" condition, except as follows:

Notwithstanding any provision of this Exhibit B to the contrary, Landlord, at its sole cost and expense, will install Premium carpeting approved by Landlord in the Office Area of the Leased Premises (except for two executive offices which were recently carpeted) before the Commencement Date (the "**Landlord's Work**"). Landlord shall repair the cover tarp for the parking area all within ninety days of the execution of this Lease. In addition, should Tenant exercise its first option to renew this Lease, Landlord shall repaint the lines in the parking lot within ninety days of the commencement of the First Renewal Term. The Tenant will allow the Landlord to complete Landlord's Work and will not interfere with the Landlord's completion of Landlord's Work.

B. Following the Delivery Date, Tenant shall complete construction of the Premises in accordance with the following:

1. No later than May [___], 2015, Tenant will submit to Landlord for approval final working drawings and specifications of materials for all Improvements (the "**Improvements**") to the Warehouse that Tenant desires beyond the current "as is" condition of the Warehouse, which final working drawings will comply with the ADA, and will incorporate and be consistent with the Property standards established by Landlord. Said drawings and specifications, which will be ready to submit for permits and ready for bidding to general contractors, must be approved by Landlord prior to the commencement of any work related to the Improvements. As modified by any Landlord-required changes, the final working drawings will be the "**Final Plans.**" Tenant is solely responsible for determining whether or not it is a public accommodation and for compliance with ADA within the Leased Premises. Tenant's approval of the Final Plans constitutes an acknowledgement by Tenant that they comply with ADA. Landlord's approval of the plans, specifications and working drawings for Tenant's alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency, or compliance with all laws, rules and regulations of governmental agencies or authorities.

2. Following approval and completion of the Final Plans, Tenant shall retain a general contractor, subject to Landlord's reasonable approval of the same, to construct the Improvements.

C. Tenant will bear the cost of the Improvements including permitting fees, architectural and engineering fees, design fees and attorneys' fees or other similar fees, if any, relating to the Improvements, such as: (i) the architectural fees related to the preparation of all drawings (including CAD drawings), plans and specifications (collectively, "**plans**"), (ii) any architectural and engineering fees which Landlord incurs in reviewing plans prepared by Tenant's architect, (iii) engineering fees related to Tenant's engineer's participation in the planning and performance of the Improvements in the Warehouse, as well as (iv) architectural and engineering fees which Landlord incurs in modifying Landlord's master working drawings to incorporate plans prepared by Tenant's architect (where an architect other than Landlord's architect has prepared Tenant's working drawings and specifications and/or Final Plans), (v) the cost of obtaining any permits or other approvals pursuant to any applicable ordinances, laws, rules and regulations and (vi) all costs and expenses incurred in the construction of Improvements over and above the then-current "as is" condition of the Leased Premises (collectively "**Tenant's Costs**"). Landlord and Tenant expressly agree that Tenant's Costs shall include cap fees and all charges associated with utility connections Tenant's architect, at Tenant's cost and expense, shall deliver to Landlord in electronic format containing "as-built" CAD drawings and specifications regarding such Improvements. In addition, Landlord and Tenant expressly agree that Tenant shall separately demise the Warehouse, and all costs incurred shall be part of Tenant's Costs and shall not be eligible for reimbursement from the Improvement Allowance, except for those items 1 – 4, listed below in this paragraph. Landlord will contribute an allowance (the "**Improvement Allowance**") of up to Sixty Thousand Dollars ($60,000.00) provided, however, the Improvement Allowance must be used to construct the following improvements to the Warehouse, which improvements automatically and immediately become the Landlord's property:

1. Installation of a heating, ventilation and air conditioning system (the "HVAC");
2. Installation of electrical systems;
3. Installation of ceiling insulation and paint the interior walls and ceiling; and
4. Installation of a bay door.

D. If Tenant requires any changes in the Final Plans (the "**Tenant Changes**"), Tenant must present Landlord with revised drawings and specifications (and, if applicable, proposed substitute or replacement

materials) for Landlord's review and approval, which approval will be in Landlord's sole discretion. Upon Landlord's approval of the Tenant Changes, Tenant will incorporate such changes in the Improvements.

E. Tenant will complete construction of the Improvements in accordance with the Final Plans, the terms of the Lease, the terms set forth in the Paragraphs above, and the following:

1. Tenant will select and retain a licensed, reputable general contractor approved by Landlord to oversee plans and schedule and manage construction of the Improvements. The Improvements shall be completed in a first class workmanlike manner, using only new materials, fixtures and equipment, and shall be performed by reputable contractors and subcontractors who are licensed to conduct business in the jurisdiction in which the Leased Premises are located, and such contractors and subcontractors shall be subject to Landlord's prior written approval. The performance of the Improvements shall be subject to all contractor and construction rules, regulations and guidelines established by Landlord from time to time.

2. During Tenant's construction of the Improvements, Landlord and its consultants and architect will have access to the Leased Premises for the purpose of monitoring the construction of the Improvements and ensuring their compliance with the Final Plans and the requirements of this Lease. Landlord and its consultants and architect will not interfere with Tenant's or its contractors' construction of the Improvements, except to the extent reasonably necessary (including halting work, if necessary) to ensure such compliance.

3. Prior to commencing any work with respect to such Improvements, and thereafter until the same are completed, Tenant shall obtain and maintain and/or cause Tenant's contractor to obtain and maintain insurance against: claims under workmen's compensation and other employee benefit acts, with limits not less than $500,000.00; claims for damages because of bodily injury, including death, to said contractor's employees and all others, with a single limit of at least $3,000,000.00 per person and per occurrence; and damages to property with limits of $3,000,000.00. All such coverages shall be maintained with such companies as Landlord reasonably approves. Such contractors and subcontractors must provide Landlord with certificates of insurance prior to commencement of work, and such certificates shall list Landlord and its managing agent and any other designee of Landlord as additional insureds.

4. Throughout the period during which any such Improvements are being performed, Tenant and Tenant's contractors shall: (1) keep the Leased Premises, the Property, the Common Areas and all areas adjacent thereto free of debris, refuse, equipment, materials and personal property, and (2) initiate, maintain and supervise all reasonably necessary safety precautions and programs in connection with the work.

5. Immediately upon the completion of the Improvements: (i) Tenant shall remove and cause Tenant's contractors and any subcontractors to remove any and all debris, refuse, equipment, materials and personal property left on the Leased Premises, in the Common Areas, in the Property, or any area adjacent thereto, and (ii) Tenant shall deliver to Landlord full and complete lien releases executed by all of Tenant's contractors, subcontractors and materialmen which performed work or provided materials in connection with such Improvements.

6. Tenant, as construction manager, will enter into contracts with its general contractors and major subcontractors performing the Improvements. As set forth above, all contractors and major subcontractors, as well as the scheduling of all construction work in the Leased Premises shall be subject to Landlord's prior approval, which approval will not be unreasonably withheld, conditioned or delayed. Tenant will be responsible for all Tenant's Costs, subject to partial reimbursement in accordance with the terms set forth in Paragraph F below.

F. No more than once a month during the completion of the Improvements, Tenant will submit invoices to Landlord in accordance with the procedures set forth below. Tenant will submit to Landlord either paid invoices for reimbursement or unpaid invoices from Tenant's general contractor, both of which must be accompanied by lien waivers from the general contractor and all subcontractors with work reflected in such invoice, along with written instructions from Tenant to reimburse the same or to pay the same directly to the general contractor (hereinafter, the "**Approved Invoices**"). It is understood and agreed that only the following costs are eligible for reimbursement or payment by Landlord in accordance with the terms hereof: (i) installation of the HVAC, (ii) installation of electrical systems, (iii) painting of the interior walls and ceiling and (iv) installation of a bay door. Provided Tenant is not then in default of its obligations under the Lease, Approved Invoices shall be paid from the Improvement Allowance within thirty (30) days following receipt of Approved Invoices for work and materials forming a part of the Improvements totaling at least the amount requested by Tenant, which Approved Invoices must include full and complete lien waivers from the contractors or subcontractors who have performed work or delivered materials in connection with the Improvements, it being agreed that such lien waivers may be conditioned on payment only if Landlord will be paying the general contractor directly. Landlord will pay Tenant the amount of such Approved Invoices to the extent of the Improvement Allowance (subject to the limitations set forth above). Notwithstanding the foregoing, if the cost of the Improvements exceeds the amount of the Improvement Allowance (hereinafter, the "**Excess**"), Tenant agrees to pay all such Excess prior to commencing business operations from the

Leased Premises. Notwithstanding any provision hereof to the contrary, Tenant hereby waives any right to any portion of the Improvement Allowance to the extent that Tenant has not properly requested payment of the same (and submitted the appropriate documentation in connection therewith as provided above) within one hundred eighty (180) days following the Delivery Date.

G. Any subsequent alterations or improvements desired by Tenant after the completion of the Tenant Work shall be subject to the provisions of Article 14 of the Lease.

H. Any approvals of Landlord required by this Exhibit B must be in writing.

I. All Landlord approved Improvements by Tenant shall be and remain the Property of Landlord.